EXHIBIT 99.1

Peraso Announces First Quarter 2025 Results

First Quarter Total Revenue Increased 37% Year-over-Year,

Driven by Triple-Digit Growth from mmWave Products

SAN JOSE, Calif., May 12, 2025 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a pioneer in mmWave wireless technology solutions, today announced financial results for the first quarter ended March 31, 2025.

Management Commentary

“Our first quarter results demonstrated continued progress and year-over-year revenue growth, as we ramped orders for our mmWave products and completed the final end-of-life (EOL) shipments for our memory IC products,” stated Ron Glibbery, CEO of Peraso. “As further evidence of our recent momentum, first quarter mmWave revenue exceeded our total mmWave revenue for the full year of 2024. Together with our ongoing efforts to closely manage expenses, we delivered meaningful improvement in our bottom-line results.

“Since the start of the year, we have achieved a number of notable technology, product and customer milestones. These achievements include a major upgrade to our PERSPECTUS modules for fixed wireless access service (FWA) that increased the number of supported users per access point by 50%. We also expanded our PERSPECTUS product family with the introduction of our newest dual-polarized module designed to overcome challenges in high-mobility deployments, such as body-mounted applications. In addition to driving continued innovation of our FWA solutions, we recently secured a strategic contract with a leading specialized defense contractor to utilize Peraso’s 60 GHz wireless technology for a mission critical military application. We expect to commence initial production shipments in support of this new tactical communications win during the second quarter.

“Looking ahead, we remain focused on expanding our customer base, growing our future order backlog and ramping production shipments to an expanding number of customers. While total revenue for the second quarter will reflect the planned roll-off of EOL shipments for our memory IC products, we currently anticipate solid sequential revenue growth for our mmWave solutions throughout 2025.”

First Quarter 2025 Financial Results

Total net revenue for the first quarter of 2025 was $3.9 million, compared with $3.7 million in the prior quarter and $2.8 million in the same quarter a year ago. Product revenue for the first quarter of 2025 was $3.8 million, compared with $3.7 million in the prior quarter and $2.7 million in the same quarter a year ago. The increase in total revenue year-over-year was primarily attributable to increased shipments of mmWave products.

GAAP gross margin for the first quarter of 2025 was 69.3%, compared with 56.3% in the prior quarter and 46.4% in the same quarter a year ago. On a non-GAAP basis, gross margin for the first quarter of 2025 was 69.3%, compared with 71.6% in the prior quarter and 66.4% in the same quarter a year ago. The increase in GAAP gross margin for the first quarter of 2025 compared with the prior periods was primarily attributable to reduced amortization expense recorded to cost of goods sold related to intangible assets fully amortized in 2024, combined with favorable revenue mix across shipments of mmWave products.

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Total operating expenses on a GAAP basis for the first quarter of 2025 were $3.2 million, compared with $3.7 million in the prior quarter and $4.9 million in the same quarter a year ago. Operating expenses on a non-GAAP basis for the first quarter of 2025, which exclude stock-based compensation expenses and amortization of intangible assets, were $3.1 million compared with $3.2 million in the prior quarter and $3.5 million in the same quarter a year ago. The sequential and year-over-year decrease in first quarter 2025 operating expenses on a GAAP basis was primarily attributable to reduced stock-based compensation expense and amortization expense related to intangible assets fully amortized in 2024.

GAAP net loss for the first quarter of 2025 was $0.5 million, or ($0.10) per share, compared with a net loss of $1.6 million, or ($0.37) per share, in the prior quarter and a net loss of $2.0 million, or ($1.07) per share, in the first quarter 0f 2024. Non-GAAP net loss for the first quarter of 2025 was $0.4 million, or ($0.08) per share, compared with a net loss of $0.5 million, or ($0.13) per share, in the prior quarter and a net loss of $1.6 million, or ($0.83) per share, in the first quarter of 2024.

Adjusted EBITDA for the first quarter of 2025 was negative $0.3 million, compared with negative $0.4 million in the prior quarter and negative $1.4 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net loss to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

Business Outlook

The Company expects total net revenue for the second quarter of 2025 to be in the range of $1.8 million to $2.0 million.

Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides today, May 12, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time).

Date: Monday, May 12, 2025

Time: 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time)

Conference Call Number: 1-888-506-0062

International Call Number: +1-973-528-0011

Participant Access Code: 248288

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at https://investors.perasoinc.com/events-presentations. A replay of the conference call will also be available through May 26, 2025, and can be accessed by calling 1-877-481-4010, and using passcode 52381. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

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Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, severance costs, and the change in fair value of warrant liabilities. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, the income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, severance costs, and the change in fair value of warrant liabilities. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Current Report on Form 8-K dated May 12, 2025, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2025 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	the Company’s ability to continue as a going concern;
•	the Company’s ability to raise additional capital to fund its operations;
•	annual expense savings expected from the Company’s cost reduction initiatives;
•	the timing of customer orders and product shipments;
•	risks related to pandemics, wars and terrorist activities that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;
•	inflationary and tariff risks;
•	customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn;
•	lengthy sales cycle;
•	ability to enhance the Company’s existing proprietary technologies and develop new technologies;
•	achieving additional design wins for the Company’s products through the acceptance and adoption of its technology by potential customers and their suppliers;

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•	difficulties and delays in the production, testing and marketing of the Company’s products;
•	reliance on manufacturing partners to assist successfully with the fabrication of and production of the Company’s products;
•	impacts of the end-of-life of the Company’s memory products;
•	availability of quantities of the Company’s products supplied by its manufacturing partners at a competitive cost;
•	level of intellectual property protection provided by the Company’s patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which the Company may be or may become a party from time to time;
•	vigor and growth of markets served by the Company’s customers and its operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, antenna modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video and factory automation. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070

E: sheltonir@sheltongroup.com

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PERASO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2025	2024

Net Revenue
Product	$3,800	$2,676
Royalty and other	69	140
Total net revenue	3,869	2,816

Cost of Net Revenue	1,189	1,510

Gross Profit	2,680	1,306

Operating Expenses
Research and development	1,583	2,835
Selling, general and administrative	1,611	2,102
Total operating expenses	3,194	4,937

Loss from operations	(514)	(3,631)

Change in fair value of warrant liabilities	35	1,591
Other income, net	8	9
Net loss	$(471)	$(2,031)

Net loss per share
Basic and diluted	$(0.10)	$(1.07)

Shares used in computing net loss per share
Basic and diluted	4,828	1,907

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PERASO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	March 31,	December 31,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$2,775	$3,344
Accounts receivable, net	773	682
Inventories	1,772	2,079
Prepaid expenses and other	639	188
Total current assets	5,959	6,293

Property and equipment, net	445	512
Right-of-use lease assets	222	267
Other	103	134
Total assets	$6,729	$7,206

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,261	$1,036
Deferred revenue	132	341
Short-term lease liabilities	104	139
Accrued expenses and other	1,465	1,987
Total current liabilities	2,962	3,503

Long-term lease liabilities	154	182
Warrant liabilities	20	55
Total liabilities	3,136	3,740

Stockholders' equity	3,593	3,466

Total liabilities and stockholders’ equity	$6,729	$7,206

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PERASO INC.

Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2025	2024

GAAP net loss	$(471)	$(2,031)
Stock-based compensation expense
- Research and development	65	705
- Selling, general and administrative	60	517
Total stock-based compensation expense	125	1,222

Amortization of intangibles (1)
- Cost of net revenue	-	563
- Selling, general and administrative	-	252
Total amortization of intangible assets	-	815

Change in fair value of warrant liabilities	(35)	(1,591)

Non-GAAP net loss	$(381)	$(1,585)

GAAP net loss per share	$(0.10)	$(1.07)
Reconciling items
- Stock-based compensation expense	0.03	0.64
- Amortization of intangible assets (1)	-	0.43
- Change in fair value of warrant liabilities	(0.01)	(0.83)

Non-GAAP net loss per share	$(0.08)	$(0.83)

Shares used in computing non-GAAP net loss per share
Basic and diluted	4,828	1,907

(1) Non-cash charges for amortization of intangibles arising from acquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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PERASO INC.

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

(In thousands, except percentages; unaudited)

	Three Months Ended
	March 31, 2025

GAAP gross profit	$2,680	69.3%
Reconciling items:
- Amortization of intangibles	-	0.0%
Non-GAAP gross profit	$2,680	69.3%

	Three Months Ended
	March 31, 2024

GAAP gross profit	$1,306	46.4%
Reconciling items:
- Amortization of intangibles	563	20.0%
Non-GAAP gross profit	$1,869	66.4%

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PERASO INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands; unaudited)

	Three Months Ended
	March 31,
	2025	2024
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(471)	$(2,031)
Stock-based compensation expense
- Research and development	65	705
- Selling, general and administrative	60	517
Stock-based compensation expense	125	1,222

Amortization of intangibles (1)	-	815
Change in fair value of warrant liabilities	(35)	(1,591)

Non-GAAP net loss	(381)	(1,585)
EBITDA adjustments:
- Depreciation and amortization	67	177
- Interest expense	1	4

Adjusted EBITDA	$(313)	$(1,404)

(1) Non-cash charges for amortization of intangibles arising from acquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.

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